NORTHEAST BANCORP
Exhibit 11.  Statement Regarding Computation of Per Share Earnings

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                                     Three Months Ended     Three Months Ended
                                     December 31, 1998      December 31, 1997
                                    ____________________   ____________________
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EQUIVALENT SHARES:

Weighted Average Shares Outstanding         2,692,802              2,222,543

Total Diluted Shares                        2,786,889              2,753,434

Net Income                          $         700,568      $         356,066
Less Preferred Stock Dividend                   8,167                 35,000
                                    ____________________   ____________________
Income Available to Common
 Stockholders                       $         692,401      $         321,066
                                    ====================   ====================

Basic Earnings Per Share            $               0.26   $               0.14
Diluted Earnings Per Share          $               0.25   $               0.13


                                      Six Months Ended       Six Months Ended
                                     December 31, 1998      December 31, 1997
                                    ____________________   ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding         2,654,158              2,220,297

Total Diluted Shares                        2,790,300              2,734,423

Net Income                          $       1,336,605      $         926,631
Less Preferred Stock Dividend                  25,667                 69,999
                                    ____________________   ____________________
Income Available to Common
 Stockholders                       $       1,310,938      $         856,632
                                    ====================   ====================

Basic Earnings Per Share            $               0.49   $               0.39
Diluted Earnings Per Share          $               0.48   $               0.35
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